UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 15, 2024

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO			84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
	Denver	Colorado	80202
	(303)	571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

2024 Colorado Electric Resource Plan
On October 15, 2024, Public Service Company of Colorado (PSCo), a wholly owned subsidiary of Xcel Energy Inc., filed its electric resource plan, known as the Just Transition Solicitation, with the Colorado Public Utilities Commission (CPUC). The filing outlines the policies and assumptions that will underpin expected growth on the system, the generation resources needed to meet the projected growth and the future evaluation of competitive bids for new generation resources.
•The plan reflects a base sales forecast with 7% compound annual sales growth through 2031.
•The plan also presents a low sales forecast with a 3% compound annual sales growth through 2031.
•The resource plan includes forecasted need of 5-14 GW of new generation capacity through 2031, including renewables and firm dispatchable resources to meet the two different scenarios. The table below shows certain potential portfolios, with actual resource acquisitions, and transmission investments necessary for delivery, to be determined following a competitive solicitation.

(Megawatts)	Base Plan	Low Load
Wind	7,250	2,800
Solar	3,077	1,200
Natural gas combustion turbine	1,575	1,400
Storage (long duration)	1,600	—
Other storage	450	—
Total	13,952	5,400
The proposed plan supports the just transition effort for energy transition communities through policies designed to encourage resource and economic development and to support the workforce transition, and requests adoption of additional policies supporting the development of long-lead time clean energy resources.
A CPUC decision on the resource plan is expected by the fall of 2025 (Phase I) with the competitive solicitation for resource additions expected in early 2026.
Colorado Natural Gas Rate Case
In January 2024, PSCo, filed a request with the CPUC seeking an increase to retail natural gas rates of $171 million (9.5%). The request is based on a 10.25% return on equity (ROE), an equity ratio of 55%, a 2023 test year and a $4.2 billion retail rate base which includes projected capital additions through Dec. 31, 2023. PSCo has requested a proposed effective date of Nov. 1, 2024.
On Oct. 16, 2024, the CPUC completed its deliberations on the proceeding, including the following key decisions:
•Use of a historic test year ended December 2023, with rate base calculated on a 13-month average basis.
•Weighted-average cost of capital of 7.0%, based on an ROE range of 9.2%-9.5% and an equity ratio range of 52%-55%.
•Acceleration of $15 million per year of depreciation expense (incremental to PSCo’s original rate request), to be held in a trust for future decommissioning costs.
•Certain modifications to recoverable operating expenses.
•Denial of PSCo’s decoupling proposal.
PSCo’s preliminary estimate based on the CPUC’s oral deliberations indicates an annual revenue increase of approximately $135 million, inclusive of $15 million of accelerated depreciation, subject to a written CPUC decision which is expected in advance of new rates becoming effective in November 2024.
Xcel Energy reaffirms its 2024 ongoing earnings guidance of $3.50 to $3.60 per share, which is based on several key assumptions, including constructive regulatory outcomes.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, including statements concerning expected growth on the system, generation resources needed and potential portfolios, anticipated resource and economic development, investment and expense amounts, estimated changes to annual revenue, our expectations, intentions regarding the regulatory proceedings, and 2024 ongoing earnings guidance, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and PSCo’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023, and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: operational safety, including our generation facilities and other utility operations; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee workforce and third-party contractor factors; violations of our Codes of Conduct; our ability to recover costs; changes in regulation; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including recessionary conditions, inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of PSCo to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; tax laws; uncertainty regarding epidemics, the duration and magnitude of business restrictions including shutdowns (domestically and globally), the potential impact on the workforce, including shortages of employees or third-party contractors due to quarantine policies, vaccination requirements or government restrictions, impacts on the transportation of goods and the generalized impact on the economy; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather events; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; costs of potential regulatory penalties and wildfire damages in excess of liability insurance coverage; regulatory changes and/or limitations related to the use of natural gas as an energy source; challenging labor market conditions and our ability to attract and retain a qualified workforce; and our ability to execute on our strategies or achieve expectations related to environmental, social and governance matters including as a result of evolving legal, regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2024	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer